(d)(3)(i)

AMENDED SCHEDULE A

to the

EXPENSE LIMITATION AGREEMENT

VOYA FUNDS TRUST

OPERATING EXPENSE LIMITS

Fund[1]	Maximum Operating Expense Limit (as a percentage of average net assets)
	Class A	Class B	Class C	Class I	Class O	Class P	Class R	Class R6	Class W
Voya Floating Rate Fund Initial Term Expires August 1, 2012 Initial Term for Class P Expires August 1, 2014	1.00%	N/A	1.75%	0.75%	N/A	0.15%	1.25%	N/A	0.75%
Voya GNMA Income Fund Term Expires August 1, 2016	0.95%	1.70%	1.70%	0.65%	N/A	N/A	N/A	N/A	0.70%
Voya High Yield Bond Fund Initial Term for Classes A, B, and C Expires August 1, 2007 Initial Term for Class I Expires August 1, 2010 Initial Term for Class W Expires August 1, 2012 Initial Term for Class P Expires August 1, 2014 Initial Term for Class R Expires August 1, 2015	1.10%	1.85%	1.85%	0.85%	N/A	0.15%	1.35%	N/A	0.85%

[1]	This Agreement shall automatically renew for one-year terms with respect to a Fund unless otherwise terminated in accordance with the Agreement.

(d)(3)(i)

Fund[1]	Maximum Operating Expense Limit (as a percentage of average net assets)
	Class A	Class B	Class C	Class I	Class O	Class P	Class R	Class R6	Class W
Voya Intermediate Bond Fund Term Expires August 1, 2010 Initial Term for Class R6 Expires August 1, 2014	0.75%	1.50%	1.50%	0.50%	0.75%	N/A	1.00%	0.50%	0.50%
Voya Short Term Bond Fund Initial Term for Class A, C, I, and W Expires August 1, 2014 Initial Term for Class R6 Expires August 1, 2014 Initial Term for Class R Expires August 1, 2015	0.80%	N/A	1.55%	0.50%	N/A	N/A	1.05%	0.47%	0.55%
Voya Strategic Income Opportunities Fund[2] Initial Term for Class A, C, I, R, and W Expires August 1, 2014 Initial Term for Class R6 Expires August 1, 2017	1.15%	N/A	1.90%	0.70%	N/A	N/A	1.40%	0.67%	0.90%

/s/ HE

  HE

Effective Date: July 31, 2015 to reflect the addition of Class R6 shares for Voya Strategic Income Opportunities Fund.

[1]	This Agreement shall automatically renew for one-year terms with respect to a Fund unless otherwise terminated in accordance with the Agreement.

[2]	The maximum operating expense limit includes the acquired fund fees and expenses.

2